Exhibit 10.1
UNITED NATURAL FOODS, INC.

2020 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

[time vesting for Board of Directors]

This Restricted Share Unit Award Agreement (this “Agreement”) effective as of [ ] __, 20__ (the “Grant Date”), between United Natural Foods, Inc. (the “Company”) and __________________ (the “Director”), evidences an Award denominated in Restricted Share Units to the Director under the United Natural Foods, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”). Except in the preceding sentence and where the context otherwise requires, the term “Company” shall include the Company and all present and future Subsidiaries. All capitalized terms that are used in this Agreement without definition shall have the meanings set forth in the Plan.

1.	Definition.

“Restricted Share Unit” means a right to receive a payment in the form of any one Share of the Company’s common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Agreement and in the Plan.

2.    Grant of Restricted Share Units.  In consideration of services to be rendered by the Director to the Company, the Company hereby grants to the Director [______] Restricted Share Units, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The grant of Restricted Share Units shall be subject to adjustment as provided in Section 4.3 of the Plan. This grant is conditional upon the Director signing a counterpart of this Agreement and delivering such signed counterpart to the Company within sixty (60) days of this Agreement, including by electronic means if provided by the Company pursuant to Section 16. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

3.    Vesting.

(a)    Except as otherwise provided herein or in the Plan, if the Director remains in continuous service through the applicable vesting date, the Restricted Share Units will vest on ___________, 20__.

(b)    In the event the Director’s continuous service terminates as a result of an involuntary removal during the pendency of a term as a member of the Board of Directors (other than in connection with a Change in Control), the Director’s unvested Restricted Share Units shall be automatically forfeited upon such termination of continuous service and the Company shall not have any further obligations to the Director under this Agreement.

(c)    If the Director’s continuous service terminates for any reason other than an involuntary removal during the pendency of a term as a member of the Board of Directors, the Restricted Share Units shall continue to vest. If the Director’s continuous service terminates for any reason after a Change in Control, the Restricted Share Awards shall immediately vest. If the Restricted Share Units are not assumed or continued upon a Change in Control, any unvested Restricted Share Units shall be treated as having become fully vested and exercisable as of the date and time immediately prior to the Change in Control.

4.    Payment. The Company shall issue to the Director one Share for each Restricted Share Unit which has become vested with respect to the vesting schedule pursuant to Section 3 of this Agreement. The payment of the Shares shall be made to the Director (or the Director’s assignee or beneficiary if permitted by the Plan or the Committee) in accordance with the Company’s grant and settlement policy no later than March 15th of the calendar year next following the calendar year in which the vesting period ends and may be made as a book-entry confirmation or through the issuance of a certificate evidencing such Shares.

5.    Rights as a Stockholder. The Director shall have no rights as a stockholder with respect to any Shares which may be issued upon the vesting of the Restricted Share Units (including, without limitation, voting rights and any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until the Shares have been issued to Director. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

6.    Covenants. As a condition to the receipt of the Award (which shall be forfeited in the event of noncompliance with this Section 6), the Director hereby agrees to adhere to the covenants set forth in Section 14.8 of the Plan, which include confidentiality, non-competition and non-solicitation covenants.

7.    No Guarantee of Service. Nothing in this Agreement or in the Plan shall confer upon the Director any right to be retained as a Director of the Company or in any other capacity, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Director’s continuous service at any time for any reason whatsoever, with or without Cause.

8.    Amendment. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, this Agreement and the Restricted Share Units, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Director or any holder or beneficiary of the Restricted Share Units shall not to that extent be effective without the consent of the Director, holder or beneficiary; and provided further that no consent of the Director or any holder or beneficiary shall be required for any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination to the extent necessary to conform this Agreement to mandatory provisions of applicable federal or state laws, regulations or rulings, including but not limited to the provisions of Section 409A of the Code necessary to avoid tax penalties to the Director. The Committee is authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Agreement and the Restricted Share Units as set forth in the Plan.

9.    Determinations by the Committee. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons.

10.    Provisions of the Plan. The Director hereby acknowledges receipt of a copy of the Plan with this Agreement and agrees to be bound by all the terms and provisions of the Plan. This Agreement is governed by the terms of the Plan, and in the case of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. This Agreement, read together with the Plan, represents the entire understanding and agreement between the Company and the Director, and shall supersede any prior agreement and understanding between the parties with respect to the matters contained herein. This Agreement, and any payment of Shares in settlement of the Restricted Share Units, shall be subject to any policy of the Company regarding the recoupment or clawback of compensation as in effect at the date of this Agreement or hereafter adopted by the Board.

11.    Nontransferability of Restricted Share Units.  Except as otherwise provided in the Plan, the Restricted Share Units and this Agreement shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units otherwise than as permitted by the Plan and this Agreement shall, at the election of the Company, be null and void. Transfer of the Restricted Share Units for value is not permitted under the Plan or this Agreement.

12.    Notices. Any notice required or permitted to be given to the Director under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company’s principal office.

13.    Waiver. The waiver by the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

14.    Section 409A.

(a)    For the avoidance of doubt, the Restricted Share Units granted under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Director by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)    Notwithstanding any other payment schedule provided herein to the contrary, if the Director is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any payment due under this Agreement that is considered “deferred compensation” under Section 409A of the Code payable on account of a Director’s “separation from service” shall not be made until the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such “separation from service” of the Director, and (B) the date of Director’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 15(b) shall be paid to the Director in a lump sum in accordance with the Agreement.

(c)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Code Section 409A) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Code Section 409A (and, more specifically, Treasury Regulation 1.409A-1(h)) and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(d)    For the avoidance of doubt, any payment due under this Agreement within a period following Director’s termination of employment, death, Disability, Retirement or other event, shall be made on a date during such period as determined by the Company in its sole discretion.

15.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

16.    Successors. This Agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of the Director's legal representative. All obligations imposed upon the Director and all rights granted to the Company under this Agreement shall be binding upon the Director's heirs, executors, administrator and successors.

17.    Electronic Communication. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Director has accepted and signed this Agreement, all on the day and year first mentioned above.

UNITED NATURAL FOODS, INC.

By:

DIRECTOR